                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         APPLIED RESEARCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                   N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          APPLIED RESEARCH CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 15, 1995



The Annual Meeting of Shareholders of Applied Research Corporation ("ARC" or the "Company") will be held at the principal executive offices of the Company, 8201 Corporate Drive, Suite 1120, Landover, Maryland 20785 on November 15, 1995 at 10:00 o'clock a.m. for the purpose of considering and voting upon the following:

     1. To elect three (3) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

     2. To approve Friedman & Fuller, P.C. as the Company's Certified Public Accountants for the next fiscal year.

     3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of ARC Common Stock of record at the close of business on October 13, 1995 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended May 31, 1995, and a copy of the Quarterly Report on Form 10-QSB for the fiscal quarter ended August 31, 1995, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTION ON THE PROXY FORM.

                                        APPLIED RESEARCH CORPORATION

                                        /s/Dennis H. O'Brien
                                        ----------------------------------------
                                        Dennis H. O'Brien, Secretary

                          APPLIED RESEARCH CORPORATION

                        8201 CORPORATE DRIVE, SUITE 1120
                            LANDOVER, MARYLAND  20785


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished to the Shareholders of Applied Research Corporation (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on November 15, 1995 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of three
(3) Directors of the Company, FOR the approval of Friedman & Fuller, P.C. as the Company's Independent Certified Public Accountant for the next fiscal year and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about October 20, 1995, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended May 31, 1995.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on October 13, 1995 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of September 28, 1995, the Company had outstanding 6,811,083 shares of common stock ("shares"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors and Executive Officers individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.



                                              SHARES BENEFICIALLY OWNED
     NAME & ADDRESS                      ------------------------------------
   OF BENEFICIAL OWNER                    NUMBER                   PERCENT(1)
-------------------------                 ------                   ----------

OFFICERS, DIRECTORS AND
PRINCIPAL SHAREHOLDERS
-----------------------
Dr. S.P.S. Anand(2)                      4,651,451                    66.5%
8201 Corporate Drive
Landover, MD  20785

Mrs. Manjit Anand(3)                     4,651,451                    66.5%
8201 Corporate Drive
Landover, MD  20785

Dennis H. O'Brien(4)                        45,000                     .66%
8201 Corporate Drive
Landover, MD  20785

Dr. Andrew S. Endal(5)                      48,000                     0.7%
8201 Corporate Drive
Landover, MD  20785

William C. Hayde(6)                        400,000                     5.9%
14 Fourth Street
Farmingville, New York 11738

Market Visibility, Inc.(7)                 400,000                     5.9%
605 Third Avenue
New York, New York 10158

All Directors and Officers
As a Group (four (4) Persons)            4,744,451                    67.0%

____________________
(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of September 28, 1995, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes 1,736,927 shares of Common Stock held of record by Manjit Anand, Dr. Anand's wife, and 200 shares of Common Stock owned by each of Dr. Anand's two (2) children. Also includes 36,000 shares of Common Stock owned by Woodlore Investments, a controlled corporation of Dr. Anand and his wife. Finally, includes Warrants exercisable to purchase 184,000 shares of Common Stock at an exercise price of $.75 per share.


                                       -2-

(3) Includes 2,730,524 shares of Common Stock and Warrants exercisable to purchase an additional 184,000 shares of Common Stock at an exercise price of $.75 per share, owned by Dr. Anand, Mrs. Anand's husband, and 200 shares of Common Stock owned by each of Mrs. Anand's two (2) children. Also includes 36,000 shares of Common Stock owned by Woodlore Investments, a controlled corporation of Mrs. Anand and her husband.

(4) Includes Incentive Stock Options ("ISO") exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.25 per share issued under the Company's 1994 Incentive Stock Option Plan. Does not include ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.50 per share, which become exercisable in 1996; ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.75 per share, which become exercisable in 1997; or ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $1.00 per share, which become exercisable in 1998.

(5) Represents Non-Qualified Stock Options exercisable to purchase 48,000 shares of Common Stock at an exercise price of $.50 per share issued under the Company's 1986 Incentive Stock Option Plan.

(6) Represents 400,000 shares of Common Stock ("Hayde Shares") issued under the William C. Hayde ("Hayde") 1995 Consultation Agreement (the "Hayde Agreement"). Pursuant to the terms of the Hayde Agreement, the Hayde Shares were issued subject to vesting in Hayde, which vesting will occur at the rate of 50,000 shares per month beginning August 1, 1995, and ending March 1, 1996. The Company can terminate the Hayde Agreement at any time upon written notice to Hayde. Upon termination, any Hayde Shares which have not vested in Hayde will be returned to the Company.

(7) Represents 400,000 shares of Common Stock ("MVI Shares") issued under the Market Visibility, Inc. ("MVI") 1995 Consultation Agreement (the "MVI Agreement"). Pursuant to the terms of the MVI Agreement, the MVI Shares were issued subject to vesting in MVI, which vesting will occur at the rate of 50,000 shares per month beginning August 1, 1995, and ending March 1, 1996. The Company can terminate the MVI Agreement at any time upon written notice to MVI. Upon termination, any MVI Shares which have not vested in MVI will be returned to the Company.

2.   DIRECTORS & EXECUTIVE OFFICERS.

     ELECTION OF DIRECTORS.

     The Directors have voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

                  Name            Age                   Position
          ------------------      ---          ---------------------------

          Dr. S.P.S. Anand        58           President, CEO and Chairman
                                                      of the Board

          Manjit K. Anand         51             Treasurer and Director

          Dennis H. O'Brien       44     Secretary, Vice President and Director

     DR. S.P.S. ANAND. Dr. Anand founded the Company in 1978 and has served as the Company's President, CEO and Chairman of the Board since that time. Dr. Anand has over twenty-five years of experience in Astronomy and Astrophysics and has written 37 technical publications. Dr. Anand received his Ph.D in mathematics from Delhi University, India in 1964. Dr. Anand is responsible for the day-to-day operations of the company, and provides significant impetus to the Company's marketing efforts. Other than the Company, Dr. Anand has not held a directorship with any company subject to the reporting and other informational requirements of the Securities Exchange Act of 1934, as amended ("Reporting Company").

     MANJIT K. ANAND. Mrs. Anand is Dr. Anand's wife, and has been a Director since December, 1987. She was also Secretary and Treasurer of the Company from December, 1987, through September, 1994, at which time she was replaced as Secretary of the Company by Dennis H. O'Brien. Finally, Mrs. Anand has been Secretary/Treasurer of the Company's wholly-owned subsidiary, Applied Research of Maryland, since 1981. Mrs. Anand does not receive any compensation for services performed for or on behalf of the Company. Mrs. Anand has operated a fashion business in Annapolis, Maryland since 1976. Other than the Company, Mrs. Anand has never held a directorship with a Reporting Company.

     DENNIS H. O'BRIEN. Mr. O'Brien joined the Company in June, 1994. Mr. O'Brien was appointed Secretary in September, 1994, a Director in November, 1994, and was appointed Vice President in June, 1995. Prior to his employment with the Company, Mr. O'Brien served as CFO of several private and public companies. Mr. O'Brien has extensive turnaround experience with both commercial and government companies. Mr. O'Brien received a B.S. in Accounting from Penn State University, and is a Certified Public Accountant. Mr. O'Brien is responsible for the finance and contracts administration functions of the Company.

     From 1989 through 1994, Mr. O'Brien was employed as a Vice-President and Chief Financial Officer, by the NAHB Research Center, Inc., a wholly-owned subsidiary of the National Association of Home Builders, which conducts research and development of housing related issues and technologies under contract, principally with the federal government. From 1986 through 1989, Mr. O'Brien was employed as a Senior Vice-President by Delta Data Systems Corp., a public company which sold TEMPEST computer systems to the defense industry. Mr. O'Brien was also a Director of Delta Data Systems Corp. from 1988 through 1989. Other than the Company and Delta Data Systems Corp., Mr. O'Brien has not held a directorship with any other Reporting Company.

     Each Director will be elected to serve until the next Annual Meeting of Shareholders in 1996 or until a successor is duly elected and qualified.

     As indicated above, Dr. S.P.S. Anand and Manjit K. Anand are husband and wife. Other than the foregoing, however, there were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such.

     During the fiscal year ended May 31, 1995, two (2) meetings of the Board of Directors were held. Both meetings were attended by one hundred percent (100%) of the Board members. Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

     During the fiscal year ended May 31, 1995, the Company did not have standing Audit, Compensation and Nominating Committees of the Board of Directors. However, during fiscal 1996, the Company plans to form an Audit Committee. No member of the Audit Committee will receive any additional compensation for his service as a member of that Committee. The Audit Committee will be responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee will oversee the external audit coverage, including the annual nomination of the independent public accountants, review accounting policies and policy decisions, review the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, review with Management the Management's Discussion and Analysis section of the Annual Report, review the letter of Management representations given to the independent public accountants, meet privately with the independent public accountants to discuss all pertinent matters, and report regularly to the Board of Directors regarding its activities.

     EXECUTIVE OFFICERS

     The Executive Officers of the Company include each of the Director Nominees set forth above as well as the following individual whose age, principal occupation during the past five (5) years, and certain other affiliations and information are set forth below:

         Name                Age                        Position
----------------------       ---             ---------------------------------

Dr. Andrew S. Endal           46             Senior Vice-President, Research &
                                             Development


______________________________

     DR. ANDREW S. ENDAL. Dr. Endal has been with the Company since 1981. Dr. Endal was made a Vice-President of the Company in October, 1986, and became Senior Vice-President, in charge of research and development, in January, 1987. Dr. Endal received his Ph.D in Astronomy from the University of Florida, Gainesville, Florida, in 1974. Prior to accepting employment with the Company, Dr. Endal held teaching positions at Kansas State University and Louisiana State University. Dr. Endal has published 39 technical papers. Dr. Endal is presently responsible for overseeing the technical aspects of the Company's Technical Services Division.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

     LEGAL PROCEEDINGS

     As of May 31, 1995, the Company had not timely filed and remitted Federal payroll tax withholdings totalling approximately $420,300, relating to the fourth calendar quarter of 1994 and the second calendar quarter of 1995. As a result, the Company has incurred penalties and interest on those delinquent amounts totaling approximately $176,500 through May 31, 1995. Through June 30, 1995, the Company's unremitted payroll tax withholding obligation increased to $607,800. Beginning July 1, 1995, the Company has filed and remitted all current federal payroll tax withholdings as they have become due.

     The IRS required the Company to remit $50,000 by September 8, 1995, which payment was made, and has demanded that payments totaling $250,000 be made on or before October 10, 1995, with the balance due approximately thirty (30) days thereafter. The Company is currently attempting to negotiate a settlement with the Internal Revenue Service ("IRS") that would allow the Company additional time within which to remit the delinquent Federal payroll tax withholding payments, and possibly result in a waiver or reduction in the penalties and/or interest that has and continues to accrue on the unpaid balance. To date, however, no agreement has been reached and there can be no assurance that the Company and IRS will be able to agree on settlement terms, or that the Company will be able to comply with the IRS's current demand for payment. In the event the Company and IRS fail to reach an agreement and the Company is unable to comply with the IRS's current demand, the IRS has indicated that it may file one or more tax liens against the Company's property and/or initiate legal proceedings against the Company and/or certain responsible officers of the Company, to collect all sums due and owing, including all accrued but unpaid penalties and interest.

     With the exception of the foregoing, neither the Company, its subsidiaries, or their officers or directors is a party to any pending legal proceeding, nor is the Company aware of any governmental authority currently contemplating the initiation of an action or proceeding against the Company.

     During the past five (5) years, none of the foregoing Directors or executive officers has:

     (a) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

     (b) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

     (c) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

     (d) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     EXECUTIVE COMPENSATION.

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,0000.

                                     TABLE 1

                           SUMMARY COMPENSATION TABLE


                                                                                      Long Term Compensation
                                                                                ---------------------------------
                                                 Annual Compensation                     Awards           Payouts
                                            ---------------------------------   -----------------------   -------
                                                                     Other                                              All
                                                                    Annual      Restricted                             Other
Name and                                                            Compen-       Stock                    LTIP       Compen-
Principal                          Year     Salary      Bonus       sation       Award(s)     Options/    Payouts     sation
Position                                     ($)         ($)     ($)(1)(2)(3)      ($)          SARs        ($)       ($)(4)
-----------------------------------------------------------------------------------------------------------------------------
Dr. S.P.S. Anand,
Chairman, President &
CEO                                1995     168,554                    7,289                                            2,546

                                   1994     157,200                   14,097                                            2,288

                                   1993     154,784                    5,824                                            2,110


Dr. Andrew S. Endal,
Sr. Vice-President                 1995     145,962     4,000          1,189                                            1,744

                                   1994     137,000     4,000          1,024                                            1,703

                                   1993     128,924     3,000            898                                            1,594



Dr. Richard J. Harms(5),
Sr. Vice-President                 1995     128,279                      974                                            2,575

                                   1994     132,816     2,000          1,063                                            2,283

                                   1993     129,543       450          1,063                                            2,124

____________________
(1) All executive officers of the Company participate in the Company's group health insurance plan. However, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.


                                       -7-

(2)  Includes spouse's beneficial interest in Key Man Life Insurance policy.

(3)  During fiscal 1994 and fiscal 1995, the Company paid certain expenses on behalf of Dr. Anand totalling $7,980 and $22,200, respectively.  At the end of fiscal 1994, the Company paid to Dr. Anand, as additional compensation, the sum of $11,971, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company on his behalf during fiscal 1994.  During fiscal 1995, the Company has accrued, as deferred compensation, the sum of $30,000 which will again be used, upon actual payment to Dr. Anand, to repay all amounts advanced by the Company on Dr. Anand's behalf during fiscal 1995.

(4) Includes the Company's matching 401(k) contribution (Company matches 25% of employees contribution).

(5) Effective April 8, 1995, Dr. Harms resigned as Senior Vice-President of the Company. At this time, the Company does not plan to hire a replacement for Dr. Harms.

     1986 INCENTIVE STOCK OPTION PLAN

     In 1986, the Board of Directors and the shareholders of the Company adopted the Applied Research Corporation Stock Option Plan of 1986 (the "1986 Plan"). Pursuant to the 1986 Plan, the Company's Board of Directors was authorized to issue options for the purchase of up to 300,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the 1986 Plan could be granted in the form of incentive stock options ("ISO") as provided in
Section 422 of the Internal Revenue Code, or in the form of non-qualified stock options ("NQSO"). ISO's were exercisable at prices which were equal to at least one hundred percent (100%) of the fair market value of the Company's freely trading Common Stock on the date of grant, and NQSO's were exercisable at prices which were equal to at least eighty-five percent (85%) of the fair market value of the Company's freely trading Common Stock on the date of grant. Only key management and employees of the Company or the Company's Affiliates and Consultants serving in a managerial, administrative, professional or consulting position, were eligible to participate in the Plan.

     The 1986 Plan was administered by the Compensation Committee of the Board (the"Committee"), which determined eligible employees, the time and number of options to be granted, and the periods for which such options were granted. There were limitations on the number of options which could be granted and the aggregate fair market value of the stock in any given year. All options granted under the Plan could be made subject to vesting by the Committee in its discretion.

     As of May 31, 1995, no incentive stock options, and non-qualified stock options to purchase 60,000 shares of Common Stock, having an average exercise price of $.50 per share, were outstanding and unexercised under the 1986 Plan.

     1994 INCENTIVE STOCK OPTION PLAN

     In 1994, the Board of Directors and the shareholders of the Company adopted the Applied Research Corporation Stock Option Plan of 1994 (the "1994 Plan"). Pursuant to the 1994 Plan, the Company's Board of Directors was authorized to issue options for the purchase of up to 300,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the 1994 Plan to eligible participants may take the form of Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISOs (Non-Qualified Stock Options or "NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Company Stock Incentive Plan) of the Company's Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock (or 110% of the fair market value if granted to a person who owns 10% or more of the Company's outstanding shares) on the date of grant. The exercise price of a NQSO may be set by the administrator of the 1994 Plan. The exercise price under any option will be adjusted as provided in the 1994 Stock Incentive Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Fair market value of the Company's Common Stock is defined in the 1994 Stock Incentive Plan as the closing sale price of the Common Stock on the OTC Electronic Bulletin Board System or any securities exchange on which the shares of Common Stock are then listed.

     The 1994 Plan is administered by a committee made up of members of the Company's Board of Directors (the"Committee"), which determines eligible employees, the time and number of options to be granted, and the periods for which such options are granted. There are limitations on the number of options which can be granted and the aggregate fair market value of the stock in any given year. All options granted under the Plan can be made subject to vesting by the Committee in its discretion.

     As of May 31, 1995, ISOs exercisable to purchase 160,000 shares of Common Stock of the Company having an average exercise price of $.625 per share and no NQSOs, were outstanding and unexercised under the 1994 Plan.

     The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                     TABLE 2

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                          AND FY-END OPTION/SAR VALUES



                                                                                                Value of
                                                                            Number of          Unexercised
                                                                           Unexercised        In-the-Money
                                                                          Options/SARs        Options/SARs
                                                                          at FY-End (#)     at FY-End ($)(1)

                                 Shares Acquired     Value Realized       Exercisable/        Exercisable/
Name                             on Exercise (#)           ($)            Unexercisable       Unexercisable
-----------------------------------------------------------------------------------------------------------
Dr. S.P.S. Anand                       -0-                 -0-                 0/0                 0/0

Dr. Andrew S. Endal                    -0-                 -0-              48,000/0               0/0(2)

Dr. Richard J. Harms(3)                -0-                 -0-                 0/0                 0/0

____________________
(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

(2) Dr. Endal's options are exercisable at $.50 per share. The fair market value of the securities underlying Dr. Endal's options at fiscal year end was $.1875 per share based upon the average of the closing bid and asked prices of the Common Stock as quoted on the OTC Electronic Bulletin Board. Accordingly, at fiscal year end, Dr. Endal's options were not in-the-money.


                                       -9-

(3) Effective April 8, 1995, Dr. Harms resigned as Senior Vice-President of the Company. At this time, the Company does not plan to hire a replacement for Dr. Harms.

     TRANSACTIONS WITH MANAGEMENT AND OTHERS.

     On January 22, 1990, the Company's President, Dr. S.P.S. Anand, and his wife obtained an equity line-of-credit in the amount of $230,000 which was secured by their personal real estate holdings. The proceeds of the equity line-of-credit were used to pay off certain outstanding obligations of the Company. In November, 1993, the Company converted a $230,000 note payable held by Dr. Anand and his wife, and related to the line-of-credit into 920,000 shares of the Company's Common Stock and Common Stock Purchase Warrants exercisable to acquire up to an additional 184,000 shares of Common Stock. The Warrants are exercisable for a period of three (3) years at an exercise price of $.75 per share. The shares of Common Stock and Common Stock issuable upon exercise of the Warrants were subsequently registered for sale by the Company on Form S-3, which registration was declared effective by the Securities and Exchange Commission on July 1, 1994.

     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's common stock (collectively the "Reporting Persons") are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the Philadelphia Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal 1994. All of these filing requirements were satisfied by its Officers and Directors and ten percent holders, except the following: Dennis H. O'Brien failed to file with the Securities and Exchange Commission (the "Commission"), on a timely basis, one report relating to one transaction involving the Common Stock of the Company. Additionally, Dr. S.P.S. Anand failed to file, on a timely basis, an Annual Statement of Beneficial Ownership of Securities on Form 5 and Manjit K. Anand also failed to file, on a timely basis, an Annual Statement of Beneficial Ownership of Securities on Form 5. Finally, Dr. Andrew S. Endal failed to file, on a timely basis, an Annual Statement of Beneficial Ownership of Securities on Form 5. In making these statements, the Company has relied on the written representation of its Directors and Officers or copies of the reports that they have filed with the Commission.


     6.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     The Company, effective June 15, 1994, changed the Company's independent accountant. The independent accountant who was previously engaged as the principal accountant to audit the Company's financial statements was KPMG Peat Marwick. The audit report of KPMG Peat Marwick, dated September 10, 1993, on the consolidated financial statements of the Company for the years ended May 31, 1993, 1992 and 1991, contained a separate paragraph stating that "the Company's net capital deficiency, working capital deficiency, and temporary financing arrangements raise substantial doubt about the Company's ability to continue as a going concern." Other than the foregoing, the reports of KPMG Peat Marwick over the past three (3) years on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Nor was there any disagreements between the Company and KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company retained the accounting firm of Friedman & Fuller, P.C. to serve as the Company's principal accountant to audit the Company's financial statements. This engagement was effective June 15, 1994. Prior to its engagement as the Company's principal independent accountant, Friedman & Fuller, P.C.

had not been consulted by the Company either with respect to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter which was the subject of any prior disagreement between the Company and its previous certifying accountant. Representatives of Friedman & Fuller, P.C., are not expected to be present at the Annual Meeting of Shareholders or to be available to respond to appropriate questions. However, should representatives of Friedman & Fuller, P.C. attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire, and would be available to respond to appropriate questions.


                                  OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-K for the year ended May 31, 1995, the annual report filed by the Company with the Securities and Exchange Commission, and a copy of Form 10-QSB for the fiscal quarter ended August 31, 1995, the quarterly report filed by the Company with the Securities and Exchange Commission are being furnished contemporaneously herewith.


                                 APPLIED RESEARCH CORPORATION



                                 By:/s/Dennis H. O'Brien
                                    --------------------------------------------
                                     Dennis H. O'Brien, Secretary


                               1996 ANNUAL MEETING

          No definitive date for the Annual Meeting of Shareholders in 1996 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1996 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than May 31, 1996.

                          APPLIED RESEARCH CORPORATION
                    PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Dr. S.P.S. Anand or Dennis
H. O'Brien (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Applied Research Corporation (the "Company") to be held at the principal executive offices of the Company, 8201 Corporate Drive, Suite 1120, Landover, Maryland 20785, on November 15, 1995 at 10:00 o'clock a.m., or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

ITEM 1.   FOR                           WITHHOLD AUTHORITY
             --------                                     --------

          To elect all of the nominees listed below:

             Dr. S.P.S. Anand, Manjit K. Anand and Dennis H. O'Brien

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

          -----------------------------------------------------

ITEM 2. To approve Friedman & Fuller, P.C. as the Company's Certified Public Accountants for the next fiscal year.

          FOR                AGAINST                ABSTAIN
             --------               --------               --------

ITEM 3.   Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND
ITEM 3 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.) Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                              Date                                        , 1994
                                  ----------------------------------------

                              --------------------------------------------------
                              Name (please type or print)

                              --------------------------------------------------
                              Signature

                              --------------------------------------------------
                              Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.